UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 12, 2005
Hines Real Estate Investment Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-50805 (Commission File Number)	20-0138854 (IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas (Address of Principal Executive Offices)	77056-6118 (Zip Code)
(888) 220-6121
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 12, 2005, Hines REIT Properties, L.P. (the “Operating Partnership”), a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT”), entered into a contract (the “Agreement”) giving the Operating Partnership the right, but not the obligation, to acquire a group of properties located in the Miami Airport submarket of Miami, Florida. The seller, Miami RPFIV Airport Corporate Center Associates Limited Liability Company, is unaffiliated with Hines REIT and its affiliates. The aggregate purchase price for the property is expected to be approximately $157.1 million, exclusive of transaction costs, financing fees and working capital reserves. Hines REIT anticipates that the acquisition will be funded with net proceeds from its public offering, proceeds from borrowings under its existing revolving credit facility and the assumption of an existing first mortgage loan.
     The Agreement provides for a 20-day due diligence period, which commenced on October 12, 2005, during which substantial due diligence will be conducted. The Operating Partnership has the right to terminate the Agreement by written notice and without penalty for any reason or no reason at all during this due diligence period. In addition, the closing of the acquisition is subject to a number of conditions and if any of such conditions is not fulfilled by the seller of the properties or waived by the Operating Partnership during the due diligence period, then the Operating Partnership may terminate the Agreement without penalty. If the Operating Partnership elects not to close on the properties after the due diligence period, it will forfeit any earnest money deposits made.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the potential acquisition of the properties described therein and funding sources for the same, are forward looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with property acquisitions and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11 and its other filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
October 14, 2005	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer